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                                                                    EXHIBIT 99.2

                        [EOTT ENERGY PARTNERS, L.P. LOGO]
                      P.O. BOX 4666, HOUSTON, TX 77210-4666


                                               FOR FURTHER INFORMATION CONTACT:
                                                        Kirk Brewer or
                                                        Caroline Pecquet
                                                        713-993-5152



        EOTT RECEIVES FINAL COURT APPROVAL OF $575 MILLION DIP FINANCING


HOUSTON, OCTOBER 24, 2002 - EOTT Energy Partners, L.P. (EOTPQ.PK) announced that the Court overseeing its voluntary, pre-negotiated Chapter 11 filing today approved several matters in EOTT's restructuring proceedings.

Among the matters approved by the Court were:

     o Final approval of EOTT's $575 million Debtor-in-Possession (DIP) financing

     o The administrative consolidation of EOTT Energy Corp.'s Chapter 11 filing with EOTT Energy Partners' case and the application of prior first-day orders entered by the Bankruptcy Court to the EOTT Energy Corp. Chapter 11 case.

     o The naming of Logan & Company as EOTT's claims, noticing and balloting administrator and the initiation of the claims noticing period on October 25, 2002.

"The Court's rulings today enable us to move forward toward confirmation of our pre-negotiated restructuring plan and planned emergence from Chapter 11 protection in early 2003," said Dana Gibbs, EOTT President.

The final approval of EOTT's $575 million DIP financing follows interim approval received on October 17. The facilities provide up to $325 million for letters of credit and $250 million of loans. The company believes this financing approval creates the financing capability necessary to restore the level of business activity that existed before the adverse impacts of the Enron bankruptcy occurred.

EOTT announced on October 21 that its general partner, EOTT Energy Corp., filed a Chapter 11 proceeding for purposes of joining in the voluntary, pre-negotiated restructuring plan that EOTT Energy Partners, L.P. and its subsidiaries (EOTT) filed on October 8. The approval of the consolidation of these cases is another step in EOTT's formal action of a complete legal separation from Enron.



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The appointment of Logan & Company as claims, noticing and balloting administrator was approved in conjunction with the initial noticing to approximately 250,000 interested parties of the claims noticing period on October 25, 2002. The procedures for submitting proof of claim to Logan & Company will be provided with the notices. Additional details on the process will be provided on a website identified in the notice. The court also established January 8, 2003 as the bar date for filing proof of claim.

About EOTT

For current information on the plan of reorganization, please see updates at www.eott.com.

EOTT Energy Partners, L.P. is a major independent marketer and transporter of crude oil in North America. EOTT also processes, stores, and transports MTBE, natural gas and other natural gas liquids products. EOTT transports most of the lease crude oil it purchases via pipeline that includes 8,000 miles of intrastate and interstate pipeline and gathering systems and a fleet of more than 230 owned or leased trucks. The partnership's common units are traded under the ticker symbol EOTPQ:PK.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although EOTT Energy Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, approval by the Bankruptcy Court of the pre-negotiated restructuring plan and related matters, EOTT's ability to successfully operate under the plan once approved and implemented, EOTT's ability to maintain its critical commercial relationships, continued availability of Debtor-in-Possession financing, demand for various grades of crude oil and the resulting changes in pricing conditions, the success of the partnership's risk management activities, the partnership's success in its continuing efforts to reduce costs, and general conditions in the oil and gas and financial markets during the periods covered by the forward-looking statements.








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